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                                                                      Exhibit 12


                               Abbott Laboratories

                Computation of Ratio of Earnings to Fixed Charges

                                   (Unaudited)

                       (dollars in millions except ratios)

                                                                                   Six Months Ended
                                                                                     June 30, 1999
                                                                                     -------------
           Net Earnings ........................................................        $1,309
           Add (deduct):
                Taxes on earnings ..............................................           509
                Minority interest ..............................................             3
                                                                                        ------

           Net Earnings as adjusted ............................................        $1,821
                                                                                        ------

           Fixed Charges:
                Interest on long-term and short-term debt ......................            77
                Capitalized interest cost ......................................             2
                Rental expense representative of an interest factor ............            19
                                                                                        ------

           Total Fixed Charges .................................................            98
                                                                                        ------

           Total adjusted earnings available for payment of fixed charges ......        $1,919
                                                                                        ------
                                                                                        ------

           Ratio of earnings to fixed charges ..................................          19.6
                                                                                        ------
                                                                                        ------

NOTE:
For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) Abbott considers one-third of rental expense to be the amount representing return on capital, and (iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.